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                                                                      EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-39485), as amended, pertaining to the GranCare, Inc. 401(k) Savings Plan of our report dated June 25, 1999, with respect to the financial statements and schedules of the GranCare, Inc. 401(k) Savings Plan included in the Annual Report (Form 11-K) for the year ended December 31, 1998.

                                            ERNST & YOUNG LLP

Atlanta, Georgia
July 9, 1999